Exhibit 99.1

FOR THE SPECIAL MEETING OF ALKURI GLOBAL ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard Williams and Stephen Krenzer (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of Alkuri Global Acquisition Corp. (the “Company” or “Alkuri”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on October 12, 2021, at 9:00 a.m. Eastern Time virtually at https://www.cstproxy.com/alkuriglobal/2021, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL SUCH PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Alkuri Global Acquisition Corp. to be held on [•], 2021. This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/alkuriglobal/2021

ALKURI GLOBAL ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the merger agreement, dated as of June 3, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Alkuri, Babylon Holdings Limited, a company organized under the laws of the Bailiwick of Jersey with registered number 115471 (“Babylon Holdings” or, following the closing of the Business Combination (defined below), “Babylon”), Liberty USA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and, solely for purposes of Section 1.08 of the Merger Agreement, each of Alkuri Sponsors LLC and Dr. Ali Parsadoust, pursuant to which, among other things, Merger Sub will merger with and into Alkuri, with Alkuri continuing as the surviving corporation and a wholly owned subsidiary of Babylon (the “Business Combination”); and FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 2 — The Equity Plans Proposal — to consider and vote upon a proposal to approve the Babylon 2021 Equity Incentive; and FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐ Dated: , 2021 Signature Signature (if held jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.